Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 7, 2018, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2019

EnerSys Reports Second Quarter Fiscal 2019 Results

Reading, PA, USA, November 7, 2018 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2019, which ended on September 30, 2018.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2019 were $47.4 million, or $1.11 per diluted share, which included an unfavorable highlighted net of tax impact of $2.5 million, or $0.06 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the second quarter of fiscal 2018 were $43.2 million, or $1.00 per diluted share, which included an unfavorable highlighted net of tax impact of $2.1 million, or $0.05 per diluted share from highlighted items described in further detail in the tables shown below.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2019, on a non-GAAP basis, were $1.17, which met the guidance of $1.14 to $1.18 per diluted share given by the Company on August 8, 2018. These earnings compare to the prior year second quarter adjusted Net earnings of $1.05 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended September 30, 2018 and October 1, 2017.

Net sales for the second quarter of fiscal 2019 were $660.5 million, an increase of 7% from the prior year second quarter net sales of $617.3 million and a 2% sequential quarterly decrease from the first quarter of fiscal 2019 net sales of $670.9 million. The increase in the current quarter compared to the prior year quarter was the result of a 7% increase in organic volume and a 2% increase in pricing, partially offset by a 2% decrease in foreign currency translation impact. The 2% sequential quarterly decrease was primarily due to a 1% decrease each in organic volume and foreign currency translation impact.

The Company’s operating results for its business segments for the second quarters of fiscal 2019 and 2018 are as follows:

	Quarter ended
	($ millions)
	September 30, 2018	October 1, 2017
Net sales by segment
Americas	$388.6	$341.5
EMEA	204.0	197.9
Asia	67.9	77.9

Total net sales	$660.5	$617.3

Operating earnings
Americas	$50.5	$44.9
EMEA	13.8	18.2
Asia	2.3	4.2
Restructuring charges - Americas	—	(0.3)
Restructuring charges - EMEA	(1.0)	(1.5)
Restructuring charges - Asia	(0.1)	—
ERP system implementation and other - Americas	(0.7)	(0.7)
Acquisition activity expense - Americas	(1.5)	(0.1)
Acquisition activity expense - EMEA	—	(0.3)

Total operating earnings	$63.3	$64.4
EMEA - Europe, Middle East and Africa

Net earnings for the six months of fiscal 2019 were $93.3 million, or $2.19 per diluted share, which included an unfavorable net of tax impact of $6.3 million, or $0.14 per diluted share from cash and non-cash charges from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2018 were $91.4 million, or $2.09 per diluted share, which included an unfavorable net of tax impact of $3.3 million, or $0.08 per diluted share from highlighted items.

Adjusted Net earnings for the six months of fiscal 2019, on a non-GAAP basis, were $2.33 per diluted share. This compares to the prior year six months adjusted Net earnings of $2.17 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the six months of fiscal 2019 were $1,331.4 million, an increase of 7% from the net sales of $1,239.9 million in the comparable period in fiscal 2018. This increase was the result of a 6% increase in organic volume and a 2% increase in pricing, partially offset by a 1% decrease in foreign currency translation impact.

The Company's operating results for its business segments for the six months of fiscal years 2019 and 2018 are as follows:

	Six months ended
	($ millions)
	September 30, 2018	October 1, 2017
Net sales by segment
Americas	$781.1	$696.1
EMEA	414.5	397.0
Asia	135.8	146.8

Total net sales	$1,331.4	$1,239.9

Operating earnings
Americas	$100.0	$99.6
EMEA	31.0	32.0
Asia	3.8	7.4
Inventory adjustment relating to exit activities - Asia	(0.5)	—
Restructuring charges - Americas	—	(0.3)
Restructuring charges - EMEA	(2.2)	(2.3)
Restructuring charges - Asia	(0.1)	—
Fixed asset write-off relating to exit activities - Asia	(0.6)	—
ERP system implementation and other - Americas	(1.4)	(1.6)
Acquisition activity expense - Americas	(2.5)	(0.1)
Acquisition activity expense - EMEA	—	(0.3)

Total operating earnings	$127.5	$134.4
EMEA - Europe, Middle East and Africa

“Organic growth accelerated in our second quarter to 7% and selling price recovery nearly offset increased commodity costs,” stated David M. Shaffer, President and Chief Executive Officer of EnerSys. “During our third fiscal quarter we should experience the last of our higher priced lead costs and the largest cost impact from the recent U.S. Tariffs before our supply chain changes take effect.” Mr. Shaffer added, “Our third quarter guidance for non-GAAP adjusted net earnings per diluted share is between $1.23 to $1.27, which excludes an expected charge of $0.25 primarily from fees related to the Alpha transaction, as well as other highlighted items related to restructuring programs, ERP system implementation and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, ERP system implementation and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	September 30, 2018		October 1, 2017
Net Earnings reconciliation
As reported Net Earnings	$47.4		$43.2
Non-GAAP adjustments:
Restructuring charges	1.1	(1)	1.8	(1)
ERP system implementation and other	0.7	(2)	0.7	(2)
Acquisition activity expense	1.5	(3)	0.4	(3)
Income tax effect of above non-GAAP adjustments	(0.8)		(0.8)
Non-GAAP adjusted Net Earnings	$49.9		$45.3

Outstanding shares used in per share calculations
Basic	42,133,484		42,938,131
Diluted	42,773,706		43,327,361

Non-GAAP adjusted Net Earnings per share:
Basic	$1.18		$1.06
Diluted	$1.17		$1.05

Reported Net Earnings per share:
Basic	$1.13		$1.01
Diluted	$1.11		$1.00
Dividends per common share	$0.175		$0.175

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	September 30, 2018	October 1, 2017
	Pre-tax	Pre-tax
(1) Restructuring charges - Americas	$—	$0.3
(1) Restructuring charges - EMEA	1.0	1.5
(1) Restructuring charges - Asia	0.1	—
(2) ERP system implementation and other - Americas	0.7	0.7
(3) Acquisition activity expense - Americas	1.5	0.1
(3) Acquisition activity expense - EMEA	—	0.3
Total Non-GAAP adjustments	$3.3	$2.9

EMEA - Europe, Middle East and Africa

	Six months ended
	(in millions, except share and per share amounts)
	September 30, 2018		October 1, 2017
Net Earnings reconciliation
As reported Net Earnings	$93.3		$91.4
Non-GAAP adjustments:
Restructuring charges	3.4	(1)	2.6	(1)
ERP system implementation and other	1.4	(2)	1.6	(2)
Acquisition activity expense	2.5	(3)	0.4	(3)
Income tax effect of above non-GAAP adjustments	(1.5)		(1.3)
Adjustment to prior year foreign tax valuation allowance	0.5		—
Non-GAAP adjusted Net Earnings	$99.6		$94.7

Outstanding shares used in per share calculations
Basic	42,073,015		43,194,107
Diluted	42,673,844		43,745,218

Non-GAAP adjusted Net Earnings per share:
Basic	$2.37		$2.19
Diluted	$2.33		$2.17

Reported Net Earnings per share:
Basic	$2.22		$2.12
Diluted	$2.19		$2.09
Dividends per common share	$0.35		$0.35

	Six months ended
	($ millions)
	September 30, 2018	October 1, 2017
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Asia	$0.5	$—
(1) Restructuring charges - Americas	—	0.3
(1) Restructuring charges - EMEA	2.2	2.3
(1) Fixed asset write-off relating to exit activities - Asia	0.6	—
(1) Restructuring charges - Asia	0.1	—
(2) ERP system implementation and other - Americas	1.4	1.6
(3) Acquisition activity expense - Americas	2.5	0.1
(3) Acquisition activity expense - EMEA	—	0.3
Total Non-GAAP adjustments	$7.3	$4.6

EMEA - Europe, Middle East and Africa

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	September 30, 2018	October 1, 2017
Net sales	$660.5	$617.3
Gross profit	160.9	160.3
Operating expenses	96.5	94.1
Restructuring charges	1.1	1.8
Operating earnings	63.3	64.4
Earnings before income taxes	58.2	55.1
Income tax expense	10.8	11.9
Net earnings attributable to EnerSys stockholders	$47.4	$43.2

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.13	$1.01
Diluted	$1.11	$1.00
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,133,484	42,938,131
Diluted	42,773,706	43,327,361

	Six months ended
	September 30, 2018	October 1, 2017
Net sales	$1,331.4	$1,239.9
Gross profit	326.2	323.8
Operating expenses	195.8	186.8
Restructuring charges	2.9	2.6
Operating earnings	127.5	134.4
Earnings before income taxes	115.5	116.1
Income tax expense	22.1	24.6
Net earnings attributable to EnerSys stockholders	$93.3	$91.4

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$2.22	$2.12
Diluted	$2.19	$2.09
Dividends per common share	$0.35	$0.35
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,073,015	43,194,107
Diluted	42,673,844	43,745,218

EnerSys also announced that it will host a conference call to discuss the Company's second quarter fiscal year 2019 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, November 8, 2018 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, November 8, 2018
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	6784458

A replay of the conference call will be available from 12:30 p.m. on November 8, 2018 through 12:30 p.m. on December 8, 2018.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	6784458

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control.

The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2018. No undue reliance should be placed on any forward-looking statements.